Exhibit 10.2

Morgan Stanley & Co. International plc
c/o Morgan Stanley & Co. LLC
1585 Broadway, 5th Floor
New York, NY 10036

November 29, 2013

To:	Albany Molecular Research, Inc. 26 Corporate Circle Albany, New York 12212 Attention: Michael M. Nolan, Vice President Finance, Chief Financial Officer and Treasurer Telephone No.: (518) 512-2000

Re:	Amendment to Call Option Transaction

This letter agreement (this “Amendment”) amends the terms and conditions of the transaction (the “Transaction”) evidenced by the letter agreement re: Call Option Transaction between Morgan Stanley & Co. International plc (“Dealer”) and Albany Molecular Research, Inc. (“Counterparty”) dated as of November 19, 2013 (the “Confirmation”).

1.          Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

2.           Representations and Warranties of Counterparty. Each of the representations and warranties made pursuant to the Agreement and the Confirmation on the Trade Date and/or the Premium Payment Date are hereby deemed to be repeated on the date hereof and/or on December 4, 2013 (the “Additional Premium Payment Date”), as the case may be, as if:

(a)        References in the Confirmation to “the Trade Date” and “the date hereof” and the reference in the Agreement to “each date on which a Transaction is entered into”, in each case, were references to the date hereof;

(b)        References in the Agreement to “this Agreement” (1) in the context of execution and delivery thereof, were references to this Amendment and (2) in all other contexts, were references to the Agreement, as supplemented by the Confirmation, as amended by this Amendment; and

(c)        References in the Confirmation (1) to “the Transaction” were references to the Transaction, as the terms thereof are amended by this Amendment and (2) to “this Confirmation” (or related references, such as “hereunder” or “hereby”) (x) in the context of execution and delivery thereof, were references to this Amendment and (y) in all other contexts, were references to the Confirmation as amended by this Amendment.

3.           Amendment. The Confirmation is hereby amended as follows:

The number “130,000” opposite the caption “Number of Options” in Section 2 of the Confirmation is hereby replaced with the number 150,000.

4.           Payment of Additional Premium. On the Additional Premium Payment Date, Counterparty shall make a Premium payment to Dealer in immediately available funds to an account specified by Dealer in the amount of USD 2,240,000.

5.          Opinions. Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Additional Premium Payment Date, with respect to the matters set forth in Sections 8(a) through (c) of the Confirmation (giving effect to the deemed amendments under Section 2 above). In respect of obligations under the Confirmation as amended by this Amendment, delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each such obligation of Dealer under Section 2(a)(i) of the Agreement.

6.           Effectiveness. Subject to the immediately succeeding sentence, this Amendment shall become effective upon execution hereof by the parties hereto. In the event that the sale of “Option Securities” (as such term is defined in the Purchase Agreement) is not consummated by Counterparty and the Initial Purchasers for any reason, or Counterparty fails to deliver the opinion of counsel as required under Section 5 above, in each case by 5:00 p.m. on the Additional Premium Payment Date, or such later date as agreed by the parties (the Additional Premium Payment Date or such later date, the “Amendment Early Unwind Date”), the amendment in Section 3 hereof and the requirement to make the Premium payment specified in Section 4 hereof shall be null and void, and the Transaction shall remain and continue in full force and effect as if this Amendment had not been entered into. Subject to the immediately preceding sentence, all references in the Confirmation to “the Transaction” are deemed to be references to the Transaction as amended hereby, and all references to “the Confirmation” are deemed to be references to the Confirmation as amended hereby. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

7.         Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

8.         Governing Law. The provisions of this Amendment shall be governed by the laws of the State of New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by manually signing this Amendment or this page hereof as evidence of agreement to such terms and providing the other information requested herein and returning an executed copy to us.

Yours faithfully,

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Joseba Picaza
Name: Joseba Picaza
Title: Executive Director

MORGAN STANLEY & CO. LLC
as Agent

By:	/s/ Sebastian Crapanzano
Name: Sebastian Crapanzano
Title: Managing Director

Accepted and confirmed
as of the Trade Date:

Albany Molecular Research, Inc.

By:	/s/ Lori M. Henderson
Authorized Signatory
Name: Lori M. Henderson

[Signature Page for Amendment to Call Option Transaction Confirmation]